                                                                      Ex. 10(n)


                                    AGREEMENT
                                       FOR
                           PURCHASE AND SALE OF ASSETS


          THIS AGREEMENT is made and entered into this 3rd day of July, 1996, by and between Integrated Information Services, Inc., a Nevada corporation ("IIS") and Pettibone Corporation, a Delaware corporation, (collectively, IIS and Pettibone Corporation are referred to herein as the "Buyer"), on the one hand and Quixote Corporation, a Delaware corporation ("Parent"), Discovery Products, Inc., a Delaware corporation ("DPI"), on the other hand (collectively, DPI and Parent are referred to herein as the "Selling Entities").

          WHEREAS, through DPI, Parent is engaged in the business of development and sale of software for searching and annotating depositions and trial transcripts (the "Business");

          WHEREAS, the Selling Entities lease certain facilities in 431 Lakeview Court, Suite E. Mt. Prospect, Illinois 60056 (the "Facility") at which the Business is conducted;

          WHEREAS, Buyer desires to purchase from the Selling Entities and the Selling Entities desire to sell to Buyer the assets and business of the Business;

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                 THE TRANSACTION

          1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Selling Entities shall sell, transfer, assign and deliver to the Buyer (or its affiliated designee), and the Buyer (or its affiliated designee) shall purchase, accept and receive, all right, title and interest in and to the Purchased Assets (as defined below).

          1.2 PURCHASED ASSETS. The "Purchased Assets" means (i) all of the Business, (ii) all of the assets used in the operation of the Business, and
(iii) all of the assets, properties and rights of DPI, including the following:
(a) all tools, machinery and equipment, office furniture and office equipment; (b) all computer software programs, source codes, object codes, information systems, program specifications and related material and documentation and any and all licenses and copies thereof and rights thereto (the "Software"); (c) all information in the nature of know-how, trade secrets, inventions, processes, designs, devices and related information and documentation (the "Technical Information"); (d) all patents, trademarks, trade names, trade styles, logos, product designations and service marks and all applications (pending or in process) and registrations therefor and licenses thereof, including the name Discovery Products, Inc. and Stenograph Legal Services, Inc. and all associated goodwill (the "Intellectual
Property"); (e) all packaging inventory, Software manuals, Initialize
Software protect devices, Software diskettes and Software protect devices;
(f) all documents and records relating to the Business and the Purchased Assets; (g) all records relating to those employees subsequently hired by Buyer; (h) all permits, licenses, approvals, registrations, authorizations and indicia of authority and pending applications for any thereof ("Licenses and Permits"); and (i) all contractual rights and interests of the applicable Selling Entity under the contracts referred to in SCHEDULE 1.3(a).

The definition of Purchased Assets shall not include the following (the "Excluded Assets"): (a) all interests in real property and real property leases,
(b) all interests in personal property leases, (c) all inventory (other than packaging, Software manuals, PC board to program or initialize Software protect devices, Software diskettes and Software protect devices), (d) all cash and cash equivalents, (e) all accounts and notes receivable, (f) all security deposits and prepaid expenses, and (g) all interests in the stock of Court Technologies, Inc. and all of its assets, including intellectual property.

               1.3 LIABILITIES AND OBLIGATIONS. Buyer shall not assume and shall not be liable or responsible for any debt, obligation or liability of or relating to the Facility, the Business, the Purchased Assets, any Selling Entity or otherwise of any kind, whether known or unknown, contingent, absolute, or otherwise, except for obligations under the agreements described on
SCHEDULE 1.3(a) to the extent obligations thereunder are required to be performed after the end of the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance or other breach by any Selling Entity prior to the end of the Closing Date (the "Assumed Liabilities"). IIS agrees to timely discharge and perform all of the Assumed Liabilities.

               1.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, each Selling Entity agrees to timely discharge and perform all of its liabilities and obligations related to the Business or the Purchased Assets payable after Closing as they become due, including the following (the foregoing, including the following being the "Excluded Liabilities"): (a) liabilities and obligations relating to products sold prior to the end of the Closing Date, including product liability claims and claims for damages to person or property; (b) liabilities and obligations for any products sold prior to the end of the Closing Date that do not comply with applicable warranties or that are otherwise defective; (c) liabilities and obligations relating to any federal, foreign, state, county and other tax returns, reports and declarations of every nature (including income, employment, excise, property, sales and use taxes); (d) liabilities and obligations relating to any Plan (as hereinafter defined), as well as any and all claims of and obligations to (including wages, salary and overtime) employees of the Business to the extent related to the period through the end of the Closing Date or otherwise related to the acts of the Selling Entities except for severance liabilities arising from Buyer's failure to offer employment as required by
SECTION 7.1; and (e) liabilities and obligations to the Selling Entities and their Affiliates (as hereinafter defined) except as arising pursuant to this Agreement.

The Buyer agrees that any benefits, rights, actions, settlements, or assets arising from any of the Excluded Liabilities and not the Purchased Assets or the Assumed Liabilities shall belong exclusively to the Selling Entities, and Buyer hereby waives any right or claim thereto.


                                   ARTICLE II

                           CONSIDERATION FOR TRANSFER

          2.1 CONSIDERATION. The aggregate consideration for the Purchased Assets shall be as follows (the "Purchase Price"):

          (a)  Three Hundred Thousand Dollars ($300,000); and

          (b)  the assumption of the Assumed Liabilities by IIS.

          2.2 TRANSFER TAXES. At Closing, the Selling Entities shall pay or provide for the transfer taxes and sales taxes payable as a result of the transfer of the Purchased Assets provided for herein.

          2.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Selling Entities and the Purchased Assets as provided on an Allocation Schedule in form provided by Buyer to the Selling Entities promptly after Closing (the "Allocation Schedule"). Buyer and the Selling Entities agree
(i) to jointly complete and timely file Form 8594, and any other required reports in accordance with SECTION 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with their respective federal income tax returns for the tax year in which the Closing Date occurs (and any amended Form 8594, if necessary) in accordance with the Allocation Schedule and (ii) that no party will take a position on any report, return, or other documents filed with any governmental authority in any judicial or administrative proceeding, that is in any manner inconsistent with the Allocation Schedule.


                                   ARTICLE III

                       THE CLOSING AND TRANSFER OF ASSETS

          3.1 CLOSING. The transfer of assets contemplated by this Agreement shall be effective as of the end of the Closing Date, as hereafter defined (the "Closing") and shall occur at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois at 10:00 A.M. on July 3, 1996 or at such other time or place as may be mutually agreed upon by the parties (the "Closing Date").

          3.2 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver (or cause to be delivered) the following:

          (a) $300,000 payable by wire transfer of immediately available funds;

          (b) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

          3.3 DELIVERIES BY THE SELLING ENTITIES. At the Closing, the Selling Entities shall deliver the following:

          (a)  a bill (or bills) of sale in the form provided by Buyer;

          (b)  the Consents referred to in SECTION 6.6;

          (c) patent, trademark and copyright assignments for items included in the Purchased Assets in form provided by Buyer;

          (d) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

At the Closing, the Selling Entities shall have taken all steps necessary to place the Buyer in actual possession and operating control of the Business and the Purchased Assets. The Selling Entities shall allow employees, agents or representatives of the Buyer access to the Facility ("Access") in order to take delivery of the Purchased Assets. Access will be made available during regular business hours from the date of Closing until 5:00 p.m. July 19, 1996.

          3.4 CLOSING AGREEMENTS. At the Closing, the parties shall execute, acknowledge and deliver such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF THE SELLING ENTITIES

          The Selling Entities hereby jointly and severally represent and warrant to Buyer, as of the date hereof, and as of the Closing Date, as set forth below. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect which is materially adverse to the operations (as presently conducted), assets, liabilities, condition (financial or otherwise) or to each Selling Entity's knowledge the prospects of the Purchased Assets, the Business or the Facilities.

          4.1 AUTHORITY. Each Selling Entity has the full corporate right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements it is hereby contemplated to execute and to carry out the transactions contemplated hereby and thereby, including the transfer of each of the Purchased Assets. All corporate and other acts or proceedings required to be taken by each Selling Entity to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

          4.2 VALIDITY. This Agreement has been, and the agreements and other documents to be delivered by each Selling Entity at Closing will be, duly executed and delivered and constitute the valid and legally binding obligations of each Selling Entity enforceable in accordance with their respective terms.

          4.3 VIOLATIONS AND APPROVALS. The execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, upon notice, with the passage of time or both) result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any obligation of or relating to the Business or the Purchased Assets and are not prohibited by, do not and will not violate or conflict with any provision of, and do not and will not (immediately, upon notice, with the passage of time or both) constitute a default under or a breach of (i) the charter or by-laws of any Selling Entity, (ii) any note, bond, indenture, contract, agreement, permit, license or other instrument to which any Selling Entity is a party or, by which any Selling Entity, the Business or the Purchased Assets are bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to any Selling Entity, the Business, or the Purchased Assets or (iv) any law, rule or regulation applicable to any Selling Entity, the Business or the Purchased Assets. Except as set forth on SCHEDULE 4.3, and consents to assignment and other consents that are obtained in connection with the Closing, no approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority of any country, is required for the execution and delivery by each Selling Entity of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby.

          4.4 DUE ORGANIZATION. Each Selling Entity is a corporation duly organized and validly existing under the laws of its state or jurisdiction of incorporation. Each Selling Entity, as applicable, has full power and authority and all requisite rights, licenses, permits and franchises to own and operate the Purchased Assets and to carry on the Business. For purposes of the Business, the applicable Selling Entities are duly qualified to do business in Illinois. DPI is qualified to do business in California. The Selling Entities are not required to be qualified to do business in any other state.

          4.5 FINANCIAL STATEMENTS AND TAXES. The financial statements of the Business for the year ended June 30, 1995 and the ten months ended April 30, 1996 attached hereto as SCHEDULE 4.5 (the "Financial Statements") are (a) in accordance with the books of account and records of the Selling Entities, (b) fair presentations of the financial condition and the results of operations as of the dates and for the periods indicated and (c) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as specified therein and except for the lack of footnotes, and in the case of interim Financial Statements subject to year-end audit adjustments consisting only of normally recurring accruals which in the aggregate are not material). All federal, foreign, state, county and other tax returns, reports and declarations of every nature (including income, employment, excise, property, sales and use taxes) required to be filed by or on behalf of the Selling Entities (as it relates to the Business) and the Business have been filed and such returns are complete and accurate in all material respects and disclose all taxes required to be paid for the periods covered thereby. All taxes required to be paid, withheld or accrued by the Selling Entities (as related to the Business) and the Business and any deficiency assessments, penalties and interest have been paid, withheld or accrued. All tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Selling Entities (relating to the Business) and the Business have been fully and properly paid, withheld, accrued or recorded. There are no outstanding federal, state or local tax audits related to the Business.

          4.6 INTERIM CHANGE. Except as set forth in SCHEDULE 4.6, since November 30, 1995, the Selling Entities have operated the Business in the ordinary course, consistent with past operations, and there has not been any of the following in connection with the Business: (a) any event resulting in, or that is reasonably likely to result in, a Material Adverse Effect; (b) any material change in significant personnel or relationships with third parties, including suppliers, customers and others; (c) any damage to or destruction of a material asset, or any disposition of assets or transfers of assets from any Facility, other than sales of finished goods and use and disposal of assets in the ordinary course of business on terms consistent with past practice; or (d) any agreement to take any of the foregoing actions.

          4.7 PURCHASED ASSETS. The Selling Entities are the sole and exclusive legal and equitable owner of all right, title and interest in and have good and marketable title to all of the Purchased Assets free and clear of the interests and rights of any other party. None of the Purchased Assets are subject to any lease, license, security interest, mortgage, pledge, lien, charge, encumbrance, claim, covenant or restriction of any kind or character. The Purchased Assets are in good repair, order and condition (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, and are adequate to meet all present and reasonably anticipated requirements of the Business as the Selling Entities conduct the Business. The Purchased Assets will furnish Buyer with all of the capacity and rights to operate the Business in the same manner as presently operated by the Selling Entities.

          4.8 ENVIRONMENTAL MATTERS. Each of the Selling Entities is currently complying in all respects with its obligations under all laws relating to the environment in connection with the operation of its Business, its occupancy of its Facilities and otherwise. No environmentally hazardous materials have ever been released, unlawfully generated, treated, stored, or disposed of or in connection with the Business.

          4.9 SOFTWARE AND INFORMATION SYSTEMS. SCHEDULE 4.9 sets forth an accurate and complete list and summary description of all the Software.
SCHEDULE 4.9 identifies or describes (i) Software which is owned by the Selling Entities; and (ii) Software which is licensed to the Selling Entities by third parties. Except as provided on SCHEDULE 4.9, with respect to the Software that is reflected as being owned by one or more of the Selling Entities:

          (a) all Software documentation for the end user is reasonably current, accurate and sufficient in detail and content to identify, explain the nature and permit the intended use thereof;

          (b) all source codes, object codes and source code comments included in the Software are sufficient to the extent reasonably necessary to enable Buyer to maintain and modify the Software, using persons skilled in the programming language, operating systems, and hardware involved;

          (c) Except for Incorporated Products (as hereinafter defined), the applicable Selling Entity has good, sole, and marketable right, title, and interest in and to the Software (including the exclusive right to make, copy, sell, exploit, and provide to others the use of the Software and all derivative works thereof) free and clear of any liens, claims, encumbrances and adverse rights of every kind, nature, and description. The applicable Selling Entity is in actual and sole possession of and will transfer to Buyer at Closing all copies of the source code, source code comments and object code (except for copies of object code held by licensees) and other proprietary rights included in the Software.
SCHEDULE 4.9 lists all current and former employees of the Selling Entities who were authors of the Software and to the knowledge of the Selling Entities any other person or entity who materially participated in the development of the Software or any portion thereof or performed any work related to the Software (such authors and other persons or entities are collectively referred to as the "Software Authors"). Each Software Author identified as "internal" made his contribution to the Software within the scope of employment with the applicable Selling Entity, as "work made for hire." Except for the Incorporated Products, the Software and every portion thereof is an original creation of the Software Authors (or other persons not having any rights thereto) and does not contain any source code or portions of source code (including any "canned program") created by any parties other than the Software Authors (or other persons not having any rights thereto). The Selling Entities have not, by any acts or omissions, or by acts or omissions of affiliates, directors, officers, employees, agents, or representatives caused any of their proprietary rights in the Software, including copyrights, trademarks, and trade secrets to be transferred, diminished, or adversely affected to any material extent.

          (d)  Except as set forth in SCHEDULE 4.9:

               (i) there are no defects or errors in the Software, which defects or errors could materially and adversely affect Buyer's or any licensee's use of the Software or the functioning of the Software in accordance with the specifications for the Software published by the applicable
          Selling Entity or provided to customers, the Software has all the features described in the user manuals or advertisements and materials made available to the applicable Selling Entity's customers; and the Software does not contain any "back door," "time bomb," "Trojan horse,"
          "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware, or data in a manner unauthorized by, and contrary to the intentions of, the user, or to perform any other similar unauthorized destructive type of functions;

               (ii) no person or entity other than the applicable Selling Entity has any interest of any kind or nature in or with respect to the Software, including the right to use, make, copy, sell, exploit and provide to others the use of, the Software and all derivative works thereof, and no government funding or university or college facilities were used in the development of the Software, and the Software was not developed pursuant to an agreement giving any person or entity rights to the Software, and no situation, matter, or agreement exists that would preclude Buyer from making any change to the Software or combining it with other software in any lawful manner;

               (iii) all copies of copyrighted Software contain copyright legends; the Selling Entities have no knowledge that any third party is violating or has violated any of the applicable Selling Entity's proprietary rights in the Software; other than license fees for Incorporated Products, no third party has any interest in, or right to compensation from the Selling Entities by reason of, the use, exploitation, or sale of the Software; there are no restrictions on the ability of the Selling Entities (or any successor or assignee of the Selling Entities, including
          Buyer) to use or otherwise exploit the Software, and such use or exploitation does not and will not obligate the Selling Entities (or any successor or assignee of the Selling Entities, including Buyer) to pay any royalty, fee, or other compensation to any person or entity other than license fees for Incorporated Products; and the Selling
          Entities have not received any notice and do not have any knowledge of any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph; and

               (iv) the Software has been licensed for use by third parties only pursuant to the terms of the standard license agreement in form attached to SCHEDULE 4.9.

          (e) The Selling Entities have delivered or will deliver at Closing all of their records with respect to Software fixes (including fixes currently in progress), problem lists, maintenance of the Software, and customer complaints, and all warranty claims (including any pending claims) related to the Software all of which are described in SCHEDULE 4.9. Except as set forth in SCHEDULE 4.9, there are no representations and warranties that have been made with respect to the Software.

          (f) SCHEDULE 4.9 contains a complete list of all third party software and patent rights which are a component of or incorporated in or specifically required to develop or support any of the Software ("Incorporated Products"), and a list of all restrictions on the Selling Entities' unrestricted right to use, incorporate or distribute the Incorporated Products. The Selling Entities are not in violation of any license, sublicense or agreement with respect to an Incorporated Product.

          (g) No person or entity is entitled to receive the source code for any Software for any reason; and the Selling Entities have not disclosed the source code for any Software to any third party except
     as set forth on SCHEDULE 4.9.   Prior to Closing, no employee,
     Consultant or agent of the Selling Entities has improperly used, taken or copied the Software.

          4.10 CUSTOMERS AND SUPPLIERS. The Selling Entities have no knowledge of any fact, condition or event which would cause Buyer's relationship with any customer or supplier to be materially and adversely different than the current relationship of such supplier with respect to the Business.

          4.11 EMPLOYEES. The Selling Entities have delivered to Buyer accurate and complete information in writing containing, with respect to the
Business:

          (a) a list of all employees (including name, title and position);

          (b)  the employee's length of service; and

          (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each employee.

With respect to the Business, except as set forth on SCHEDULE 4.11, (i) there have not been in the past five years and are not pending any labor disputes, any work stoppages, request for representations, pickets or work slow-downs due to labor disagreements, (ii) there are and have been no unresolved violations of any local, state, or federal laws respecting the employment of any employees, including the National Labor Relations Act, the Fair Labor Standards Act, the Americans with Disabilities Act, wage-payment laws, laws prohibiting employment discrimination, and laws addressing workplace safety and health; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Selling Entities, threatened before the National Labor Relations Board; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations;
(v) the employees of the Business are not covered by any collective bargaining agreement; (vi) each Selling Entity has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing of the transactions contemplated by this Agreement to all local, state, or federal labor, wage-payment, equal employment opportunity, unemployment-insurance and related agencies; (vii) each Selling Entity has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create liability under any local, state, or federal law respecting reductions in force or the impact on employees on plant closing or sales of businesses.

          4.12 EMPLOYEE BENEFIT PLANS. For purposes hereof, a "Plan" shall mean any employee benefit plan, contract or arrangement, established, maintained or contributed to by one of the Selling Entities with respect to the employees of the Business. All Plans have been administered in accordance with applicable law and the terms thereof. Buyer will not incur any liability under any Plan as a result of the transactions contemplated hereby.

          4.13 LICENSES AND PERMITS. SCHEDULE 4.13 contains an accurate and complete list and summary description of each License and Permit. The Licenses and Permits are valid and in full force and effect, no violations of any Selling Entity in respect of the Business exist in respect thereof and there are not pending, or to the knowledge of any Selling Entity, threatened any proceedings or circumstances which could result in the termination, revocation, limitation or impairment of any License or Permit in respect of the Business. The Licenses and Permits included in the Purchased Assets are all of such items that are necessary to own the Purchased Assets and conduct the Business as presently owned, operated or conducted except for such items where failure to have such item could not result in any material expense or liability and that can be readily obtained without any material cost. Except as set forth as described in
SCHEDULE 4.13, all Licenses and Permits are freely assignable to Buyer without the consent or approval of any third party, unless provided otherwise on
SCHEDULE 4.13. No violations of any Selling Entity or its agents have been recorded in respect of any Licenses and Permits in the past three years, and the Selling Entities know of no basis therefor.

          4.14  MATERIAL CONTRACTS.   SCHEDULE 4.14 hereto sets forth an
accurate, correct and complete list of all contracts, instruments, commitments, agreements, arrangements and understandings including all amendments and supplements thereto, relating to the Business, to which any Selling Entity is a party or is bound, or by which any of the assets of any Selling Entity are subject or bound (i) which involve benefits or obligations with a value individually or in the aggregate, of $15,000 or more, or (ii) which otherwise involve any of the following types of contracts (the items in (i) and (ii) being collectively referred to herein as the "MATERIAL CONTRACTS"):

          (a) any sales, license, service or distribution agreements and contracts;

          (b) all agreements, arrangements or understandings, written or oral (the "Employment Contracts"), regarding services to be rendered, terms and conditions of employment, confidentiality and assignment of inventions;

          (c) all licenses, agreements, contracts and other instruments affecting the Intellectual Property or the Software;

          (d) all agreements and contracts containing requirements or "take or pay" provisions;

          (e) all agreements and contracts with state, federal, local, regulatory or other governmental entities;

          (f) all agreements and contracts not to compete or otherwise restricting activities;

          (g) all agreements and contracts containing a provision to indemnify any party or assume any tax, environmental or other liability; and

          (h) any other contract, commitment, agreement, arrangement or understanding which provides for payment or performance by any party thereto having an aggregate value of $15,000 or more or which is otherwise material to the Business.

          All Material Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect and none of the parties to any Material Contract are in breach of, violation of, or in default under the terms of any such Material Contract except for such breaches, violations and defaults which can be readily cured by Buyer and which will not result any material expense or liability. No event has occurred which with notice or passage of time or both would result in a breach of, violation of, or in default under, the terms of any Material Contract. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a breach of, violation of, or default under any provision of any Material Contract. Except as set forth on SCHEDULE 4.14, there is no adverse claim on the rights of any Selling Entity under any Material Contract. None of the rights of any Selling Entity under any Material Contract will be impaired by the consummation of the transactions contemplated by this Agreement (except for such impairments as can be readily cured by Buyer without any material expense or liability), and all of such rights will be enforceable by Buyer after the Closing Date without the consent or agreement of any other party, including all rights to renew the applicable Material Contract. The Selling Entities have delivered accurate, correct and complete copies of each Material Contract to Buyer.

          4.15 INTELLECTUAL PROPERTY. SCHEDULE 4.15 sets forth an accurate and complete list and summary description of all Intellectual Property and contains an indication of any renewals, taxes or fees due in respect thereof within ninety (90) days of the Closing Date. Except as set forth in SCHEDULE 4.15, with respect to the Intellectual Property, (i) the applicable Selling Entity is the sole and exclusive owner and has the sole and exclusive right to use the Intellectual Property and no other person has any interest in any Intellectual Property; (ii) no action, suit, proceeding or investigation has been instituted and is pending, unresolved or, to Selling Entity's knowledge, threatened; (iii) none of the Intellectual Property or products or methods of the Business interferes with, infringes upon, conflicts with or otherwise violates the rights of others or, to the knowledge of the Selling Entities, is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree or judgment except for such infringements, conflicts or violations as could not result in any material expense or liability and which can be readily cured by Buyer without any material expense or liability; (iv) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or methods of the Business; (v) the Selling Entities have not agreed to indemnify any person for or against any infringement of or by the Intellectual Property or the Purchased Assets; (vi) all registrable items of Intellectual Property currently being used are properly registered under applicable law; and
(vii) the Intellectual Property constitutes all such assets, properties and rights which are used in or necessary for the conduct of the operations of the Business and the Facility as currently conducted. Except as set forth on
SCHEDULE 4.15, all rights of the applicable Selling Entity in and to the Intellectual Property are transferable to Buyer as contemplated herein without any consent or other approval. Buyer has been provided with accurate and complete copies or written descriptions of all studies, opinions and searches of which the Selling Entities have knowledge relating to any Intellectual Property or any infringement of or by any Intellectual Property, all of which are listed on SCHEDULE 4.15.

          4.16 TECHNICAL INFORMATION. SCHEDULE 4.16 sets forth an accurate and complete list and summary description of all Technical Information. All Technical Information:

          (a) is owned solely and exclusively by the applicable Selling Entity or available for use by Buyer without payment to any person; and

          (b) is documented in a manner comparable to that of similarly situated businesses and in condition for conveyance to and readily useable by Buyer.

All Technical Information and any copies thereof shall be delivered to Buyer at Closing. There is no violation of any patents, trademarks, trade secret rights, copyrights or other proprietary rights by, or with respect to, the Technical Information. Buyer has been provided with accurate and complete copies or written descriptions of all studies, opinions and searches of which the Selling Entities have knowledge relating to any Technical Information or any infringement of or by any Technical Information, all of which are listed on SCHEDULE 4.16.

          4.17 LEGAL PROCEEDINGS. The Selling Entities are not engaged in or a party to or, to the knowledge of any Selling Entity, threatened with any dispute, action, suit or other proceeding relating to the Business or any of the Purchased Assets. To the knowledge of the Selling Entities, no basis exists for any such proceeding which could have a Material Adverse Effect. The Selling Entities have no knowledge of any investigation threatened or contemplated by any governmental or regulatory authority.

          4.18 COMPLIANCE WITH LAW. As of and prior to the Closing, the Business, each Facility and the Purchased Assets conform to all applicable statutes, codes, laws, ordinances, rules and regulations and each Selling Entity has complied with all such statutes, codes, laws, ordinances, rules and regulations as they apply to the Business and where the failure of such compliance can be readily cured and will not result in any material liability or expense. Neither the Selling Entities, nor, to the knowledge of the Selling Entities, any employee or representative thereof has made any unlawful gratuities or other payments (or taken similar actions) for the purpose of benefiting the Selling Entities with respect to the Business.

          4.19 BROKERS. The Selling Entities have not retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby, except for those to whom Buyer will have no liability or obligation.

          4.20 DISCLOSURE. The representations and warranties of the Selling Entities contained in this Agreement and each agreement, attachment, schedule, certificate or other written statement delivered pursuant to this Agreement or in connection with the transactions contemplated herein and therein are accurate and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

          Each Buyer hereby represents and warrants to the Selling Entities as of the date hereof, and as of the Closing Date, as set forth below.

          5.1 AUTHORITY. Buyer has full corporate right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. All corporate and other acts or proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the agreements contemplated hereby and all transactions contemplated hereby and thereby have been duly and properly taken.

          5.2 VALIDITY. This Agreement has been, and the agreements and other documents to be delivered at Closing will be, duly executed and delivered by Buyer and will constitute lawful, valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms.

          5.3 VIOLATIONS AND APPROVALS. The execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or both) result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of Buyer and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or both) result in a default under or a breach of (i) the charter or by-laws of Buyer,
(ii) any contract, agreement, permit, license or other instrument to which Buyer is a party or by which it is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency, or (iv) any law, rule or regulation applicable to Buyer, except for such creations, terminations, violations, conflicts, breaches, defaults, charges or encumbrances which, in the aggregate will not have an adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

          5.4 BROKERS. Buyer has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

          5.5 DUE ORGANIZATION. Each Buyer is a corporation duly organized and validly existing under the laws of its state of incorporation and has full corporate power and authority to acquire and operate each Facility and to own, lease and operate the Purchased Assets and to carry on the Business.


                                   ARTICLE VI

                     ADDITIONAL COVENANTS AND AGREEMENTS OF
                           SELLING ENTITIES AND BUYER

          The Selling Entities jointly and severally hereby agree to keep, perform and fully discharge the following covenants and agreements.

          6.1 FURTHER ASSURANCES; COOPERATION. From time to time, after Closing at Buyer's request and without further consideration, the Selling Entities shall execute, acknowledge and deliver such documents, instruments or assurances and take such other actions as Buyer may reasonably request with respect to assigning, conveying and transferring to Buyer any of the Purchased Assets.

          6.2 RECORDS AND DOCUMENTS. Following the Closing Date, the Selling Entities shall retain and grant to Buyer and its representatives, at Buyer's request (and subject to Buyer's reimbursement of the Selling Entities out-of-pocket expenses), access to and the right to make or obtain copies of those records and documents related to the Business or the Purchased Assets, possession of which is retained by the Selling Entities, as may be necessary or useful in connection with Buyer's operation of the Business after the Closing. If during the seven year period following Closing, the Selling Entities elect to dispose of such records, the Selling Entities shall first give Buyer sixty (60) days' written notice, during which period Buyer shall have the right to obtain the records without further consideration; PROVIDED, HOWEVER, that the Selling Entities shall have no liability to Buyer for disposal of any record unless done intentionally in contravention of this Section. If reasonably necessary, the Selling Entities shall also make reasonably available their employees and agents to provide information related to the Business, or the Purchased Assets on the same basis.

          6.3 CONSUMMATION. Subject to the terms and conditions provided herein, the Selling Entities and the Buyers agree to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Agreement in accordance with its terms.
The Selling Entities and the Buyer shall not take any action inconsistent with their obligations hereunder or which would hinder or delay the consummation of the transactions contemplated hereby.

          6.4 NONCOMPETITION AND NONDISCLOSURE.

               6.4.1 NONCOMPETITION. In order to protect the value of the Business and the Purchased Assets, each Selling Entity and its Affiliates (collectively, the "Seller Group") agrees for three (3) years from the Closing Date, not to (i) engage, directly or indirectly, in any manner in the Business anywhere in the United States or Europe, (ii) directly or indirectly engage in any activity that competes with the Business anywhere in the United States or Europe, (iii) solicit any customer of the Business for products or services directly or indirectly competitive with the Business and (iv) attempt in any way, directly or indirectly, to obtain for itself, or others, or to divert from Buyer and its subsidiaries and affiliates, any rights benefits, sales or profits arising out of or in connection with the Purchased Assets or the Business. For purposes hereof, an "Affiliate" means any entity controlling, controlled by or under common control with another entity or person.

               6.4.2 NONDISCLOSURE. After the Closing, except as required by law or court order, the Seller Group will not disclose, or use directly or indirectly, to, or for the benefit of any person or entity other than Buyer, any Technical Information or confidential information, data or materials related to the Business.

               6.4.3 BREACH. The Seller Group agrees that any breach of SECTIONS 6.4.1 or 6.4.2 above will result in irreparable damage to Buyer for which Buyer will have no adequate remedy at law, and, therefore if such a breach should occur, the Seller Group consents to any temporary or permanent injunction or decree of specific performance by any court of competent jurisdiction in favor of Buyer enjoining any such breach, without prejudice to any other right or remedy to which Buyer shall be entitled. In the event that any portion of this SECTION 6.4 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum lesser period of time, geographic area, or range of activities as to which it may be enforceable. Each of the covenants herein shall be deemed a separate and severable covenant. In the event any member of the Seller Group breaches any provision of this SECTION 6.4, Buyer shall be entitled to recover all costs of enforcement, including reasonable attorneys' fees.

          6.5 CHANGE OF NAMES. Within ten (10) business days after the Closing, DPI will provide evidence to Buyer that it has taken all necessary action and made all necessary state filings to change its corporate name to "Quixote DPI Corporation". The Selling Entities will terminate the use of any and all "d/b/a's" currently used by DPI.

          6.6 CONSENTS. The Selling Entities have obtained consents necessary to assign the contracts described on SCHEDULE 6.6 prior to Closing and will obtain consents necessary to assign all other contracts described on
SCHEDULE 1.3(a) as promptly as practicable after Closing.

                           ___________________________

      Buyer hereby agrees to keep, perform and fully discharge the following covenants and agreements:

          6.7 RECORDS AND DOCUMENTS. Following the Closing Date, Buyer shall grant to each Selling Entity and its representatives, at the Selling Entity's request (and subject to the Selling Entity's reimbursement of Buyer's out-of-pocket expenses), access to and the right to make or obtain copies of those records and documents related to the Business or the Purchased Assets, possession of which is transferred to Buyer, as may be reasonably necessary for the Selling Entity's tax, employee benefit, collection of receivables or financial reporting obligations or other investigation required by law or, for the Selling Entity's dealing with, handling or discharging of any debt, obligation or liability of or relating to the Business or the Purchased Assets which is not an Assumed Liability. If during the seven year period following Closing, the Buyer elects to dispose of such records, the Buyer shall first give the Selling Entities written notice, during which period the Selling Entities shall have the right to obtain the records without further consideration; PROVIDED, HOWEVER, that the Buyer shall have no liability to the Selling Entities for disposal of any record unless done intentionally in contravention of this Section. If reasonably necessary, Buyer shall also make reasonably available its employees to provide information for the same purposes on the same basis.

                                   ARTICLE VII

                                    EMPLOYEES

          7.1 CONTINUED ASSOCIATION WITH THE BUSINESS. Buyer will offer employment to at least 3 employees of the Business. The Selling Entities will use all reasonable efforts to retain all present employees through the Closing. None of the Selling Entities nor their Affiliates have or will offer employment to any of such 3 employees in respect of any period after Closing. Buyer shall not incur any liability or obligation with respect to any employee that does not accept employment with Buyer. The Buyer shall use reasonable efforts to request each employee that accepts employment to confirm the acceptance of employment in writing. Buyer will not incur as a result of the transfer of the Purchased Assets, any present, future or contingent liability or obligation to pay any pension benefits, medical benefits, compensation for loss of employment or other compensation or benefits to any employee terminated at or prior to Closing. The employees of the Business hired by Buyer are referred to herein as the "Buyer Employees".

          7.2 SECTION 401(k) PLANS. The Selling Entities have made all existing payment options available to the employees of the Business participating in any applicable 401(K) Plan. As soon as practicable after the Closing Date, the parties will transfer the account balances of Buyer Employees from the trustee of the Quixote 401(k) Plan (the "Quixote 401(k) Plan") to the trustee of the Pettibone 401(k) Plan. The Selling Entities will take all action necessary so that Buyer Employees will be fully vested in their accounts in the Quixote 401(k) Plan as of the Closing Date. Assets of the Quixote 401(k) Plan equal to the sum of the account balances of the Buyer Employees in such plan as of the last day of the month coincident with or immediately preceding the date of transfer (the "Transfer Date") shall be transferred to the Pettibone 401(k) Plan as soon as practicable following the Closing Date and the Selling Entities shall be responsible for determining whether the correct amount of balances are transferred to the Pettibone 401(k) Plan. The transfer will be made after any distributions that Buyer Employees are entitled to receive under the Quixote 401(k) Plan before the Transfer Date have been made and after Buyer presents to the Selling Entities a copy of a current IRS favorable determination letter or other evidence that the Pettibone 401(k) Plan is a "qualified" plan within the meaning of Section 401(a) of the Internal Revenue Code. The Selling Entities will allow each Buyer Employee to elect any benefit option available under the Quixote 401(k) Plan, and transfers to the Pettibone 401(k) Plan will occur only if such employee elects such a transfer.

The transfer will be made in cash. The Selling Entities represent that the transfer described in this Section shall be made in accordance with Section 414(l) of the Internal Revenue Code.

          7.3 COBRA OBLIGATIONS. The Selling Entities shall retain all liabilities, perform all obligations and maintain all insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to its employees and former employees of the Business and their covered dependents, whether or not such employees accept employment with Buyer.

          7.4 SEVERANCE. The Selling Entities shall be liable for any severance, separation or similar liabilities, that are payable (i) to any person whose right to severance or separation benefits arises as a result of the transactions contemplated by this Agreement, (ii) to any person whose employment with a Selling Entity was terminated prior to the Closing, and (iii) to any employee of any of the Selling Entities not hired by Buyer (a "Seller Employee"). Buyer shall be liable for any severance, separation or similar liabilities for all Buyer Employees under Buyer's employment policies and procedures.

          7.5 WORKERS COMPENSATION. The Selling Entities shall be liable for the administration and payment of all workers' compensation liabilities and benefits with respect to (i) Buyer Employees to the extent resulting from claims, events, circumstances, exposures, conditions or occurrences occurring prior to the Closing Date, and (ii) Seller Employees. Buyer shall be responsible for the administration and payment of all workers' compensation liabilities and benefits with respect to Buyer Employees resulting from claims reported following the Closing Date, to the extent resulting from events, circumstances, exposures, conditions, or occurrences after the Closing Date.

          7.6 HEALTH BENEFITS. The Selling Entities shall be liable for the administration and payment of all health and welfare liabilities and benefits under the Plans with respect to (i) Buyer Employees to the extent resulting from claims, events, circumstances, exposures, conditions or occurrences occurring through the end of the Closing Date, and (ii) Seller Employees. Buyer shall be responsible for the administration and payment of all health and welfare liabilities and benefits under the Buyer's benefit programs with respect to Buyer Employees resulting from claims reported following the Closing Date, to the extent resulting from events, circumstances, exposures, conditions, or occurrences after the end of the Closing Date. The Selling Entities shall retain responsibility for health and welfare benefits and liabilities for any disabled employees of the

Business and disabled dependents of employees of the Business until such persons are no longer disabled.


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

          8.1 SURVIVAL. All covenants and agreements contained in this Agreement or in any agreement or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing and be enforceable until the covenant or agreement has been fully performed. Unless otherwise specified, the representations and/or warranties contained in this Agreement or in any agreement or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for a period ending two years from the Closing Date, provided that (i) the representations and warranties in the following Sections shall survive and be enforceable indefinitely: Section 4.1, Section 4.2, the first sentence of Section 4.4, the first sentence of Section 4.7, Section 5.1, Section 5.2, Section 5.5, and (ii) the representations and warranties in SECTION 4.9 shall survive for two years and (iii) the representations and warranties in Section 4.6 as to tax matters only, shall survive until expiration of the applicable statutes of limitation and any extensions thereof. Any claim for indemnification under the representations and warranties that survive for a period of time that is asserted in writing within the survival period shall survive until resolved or judicially determined. The representations and warranties set forth in this Agreement or in any agreement or other document delivered pursuant hereto shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party. The survival period for the representations and warranties shall in no way affect Buyer's responsibility to indemnify the Selling Entities with respect to the Assumed Liabilities, nor the Selling Entities responsibility to indemnify Buyer for the Excluded Liabilities.


          8.2 INDEMNIFICATION. Buyer shall jointly and severally indemnify and hold harmless the Selling Entities, from and against any and all loss, diminution in value, damage, cost, expense (including court costs and attorneys' fees and expenses and costs of investigation), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Buyer contained herein or in any agreement or other document delivered pursuant hereto; (ii) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure; and (iii) the Assumed Liabilities. The Selling Entities shall jointly and severally indemnify and hold harmless Buyer, from and against any and all loss, diminution in value, damage, cost, expense (including court costs and attorneys' fees and expenses and costs of investigation), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of any Selling Entity contained herein or in any agreement or other document delivered pursuant hereto; (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure; (iii) the Excluded Liabilities. The party seeking indemnification shall give written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification. All rights contained in this Article are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

          8.3 GENERAL. Neither the Selling Entities nor the Buyer shall have any right to indemnification for any breach of representation or warranty hereunder until it has claims of at least $5,000 in the aggregate and then the indemnifying party or parties shall only be responsible for claims in excess of the first $5,000.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1 AMENDMENTS AND WAIVER. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          9.2 NOTICES. All notices, requests, consents, demands and other communications hereunder must be in writing and shall be delivered in person, by courier service or by telecopy, telegram or telex as follows:

(a) If to the Selling Entities:        With copies to:

Quixote Corporation                    McBride Baker & Coles
One East Wacker Drive                  500 W. Madison Street
Chicago, Illinois  60601               40th Floor
Telephone No.:  (312) 467-6755         Chicago, IL  60621
Telecopy No.:  (312) 467-0197          Telephone No.: (312) 715-5700
Attn:  James H. DeVries                Telecopy No.:  (312) 993-9350
                                       Attn:  Anne Hamblin Schiave, P.C.

(b)  If to Buyer:                      With copies to:

Integrated Information Services, Inc.  McDermott, Will & Emery
c/o Heico Acquisitions                 227 West Monroe Street
5600 Three First National Plaza        Chicago, IL  60606
Chicago, Illinois  60602               Telephone No.: (312) 372-2000
Telephone No.: (312) 419-8220          Telecopy No.:  (312) 984-3669
Telecopy No.:  (312) 419-9417          Attn:  Stanley H. Meadows, P.C.
Attn.:  Michael E. Heisley


Notice shall be deemed given when sent or delivered as provided herein. Any party may change its address or add or change parties for receiving notice by written notice given to the others named above.

          9.3 EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

          9.4 RULES OF CONSTRUCTION. The word "including" shall mean including, without limitation. The Article, Section and other headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.5 COUNTERPARTS. This Agreement may be executed (which may be by facsimile with hard copy by express delivery) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.6 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. The Selling Entities may not assign any rights, benefits, duties or obligations under this Agreement. Each Buyer may assign its rights, benefits, duties and obligations to an affiliated corporation or a purchaser of the Business.

          9.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

          9.8 ANNOUNCEMENTS. No announcement of the specific terms of this Agreement shall be made by any party without the written approval of the other party (which approval shall not be unreasonably withheld), except filings required to be made with the Securities and Exchange Commission and as otherwise required by applicable law or rules of a national securities exchange.

          9.9 PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          9.10 APPLICABLE LAW. This Agreement shall be interpreted in accordance with the substantive laws of the State of Illinois applicable to contracts made and to be performed wholly within said State.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

INTEGRATED INFORMATION                     QUIXOTE CORPORATION
SERVICES, INC.


By:  /s/ Michael J. Felvy                  By:   /s/ Daniel P. Gorey
     -------------------------                   -------------------------------
Its: Vice President                        Its:  Vice President and Controller
     -------------------------                   -------------------------------


PETTIBONE CORPORATION                      DISCOVERY PRODUCTS, INC.


By:  /s/ Larry Gies                        By:   /s/ Daniel P. Gorey
     -------------------------                   -------------------------------
Its: Executive V.P. - CFO                  Its:  Vice President
     -------------------------                   -------------------------------